SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) March 2, 2007
ALLIED HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	0-22276	58-0360550

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

160 Clairemont Avenue, Suite 200, Decatur, Georgia	30030

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (404) 373-4285
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events
     On March 2, 2007 Allied Holdings, Inc. and its affiliated debtors (collectively, “Allied” or the “Company”), together with affiliates of The Yucaipa Companies, LLC and the Teamsters National Automotive Transportation Industry Negotiating Committee, filed a Joint Plan of Reorganization (the “Plan”) and a related Disclosure Statement with the U.S. Bankruptcy Court for the Northern District of Georgia (the “Court”). A copy of the Plan, the Disclosure Statement and the Company’s press release announcing the filing of the Plan are furnished with this Current Report.
     Bankruptcy law does not permit solicitation of acceptances of the Plan until the Court approves the applicable Disclosure Statement related to the Plan as providing adequate information of a kind, and in sufficient detail, as far as is reasonably practical in light of the nature and history of the debtor and the condition of the debtor’s books and records, that would enable a hypothetical reasonable investor typical of the holder of claims or interests of the relevant class to make an informed judgment about the Plan. Accordingly, this announcement is not intended to be, nor should it be construed as, a solicitation for a vote on the Plan. Allied will emerge from Chapter 11 if and when the Plan receives the requisite stakeholder approval and is confirmed by the Court.
     The information furnished in this Form 8-K, including the exhibits, shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
2.1	Joint Plan of Reorganization.

99.1	Disclosure Statement with respect to Joint Plan of Reorganization.

99.2	Press Release dated March 6, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLIED HOLDINGS, INC.
Dated: March 6, 2007	By:	/s/ Thomas H. King
		Name:	Thomas H. King
		Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

2.1	Joint Plan of Reorganization.

99.1	Disclosure Statement with respect to Joint Plan of Reorganization.

99.2	Press Release dated March 6, 2007.